UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
____________________

GERON CORPORATION
(Exact name of registrant as specified in its charter)
____________________

Delaware	75-2287752
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

919 E. Hillsdale Blvd, Suite 250
Foster City, California 94404
(Addresses of Principal Executive Offices including Zip Code)
____________________

Geron Corporation 2018 Equity Incentive Plan
Geron Corporation 2018 Inducement Award Plan
(Full title of the plans)

____________________

John A. Scarlett
Chairman, President and Chief Executive Officer
Geron Corporation
919 E. Hillsdale Blvd, Suite 250
Foster City, California 94404
(650) 473-7700

(Name and address of agent for service) (Telephone number, including area code, of agent for service)
____________________

Copies to:
Chadwick L. Mills
Cooley LLP
101 California Street
San Francisco, California 94111
(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

1

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________________

CALCULATION OF REGISTRATION FEE
	Amount	Proposed Maximum	Proposed Maximum	Amount of
	to be	Offering Price	Aggregate	Registration
Title of Securities to be Registered	Registered (1)(2)	Per Share (3)	Offering Price (3)	Fee
Common Stock, $0.001 par value per share	18,300,000	$1.23 - $1.75	$23,040,232	$2,513.69
____________________

(1)	This Registration Statement registers the offer and sale of an aggregate of 18,300,000 shares of common stock of Geron Corporation (the “Company”), par value $0.001, (the “Common Stock”) comprising of (i) 12,500,000 shares of Common Stock issuable under the Company’s 2018 Equity Incentive Plan (the “2018 Incentive Plan”) and (ii) 5,800,000 shares of Common Stock issuable under the Company’s 2018 Inducement Award Plan (the “2018 Inducement Plan”).

(2)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2018 Incentive Plan and the 2018 Inducement Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act. The offering price per share and the aggregate offering price are based on (a) the average of the high ($1.26) and low ($1.20) market prices of the Common Stock as reported on the Nasdaq Global Select Market on August 11, 2021 and (b) the weighted average exercise price for the shares of Common Stock subject to options granted under the 2018 Inducement Plan. The chart below details the calculation of the registration fee.

	Number of		Aggregate Offering
	Shares of	Offering Price	Price/Registration
Title of Securities to be Registered	Common Stock	Per Share	Fee
Common Stock, $0.001 par value per share, reserved for future grant under the Geron Corporation 2018 Equity Incentive Plan	12,500,00	$1.23	$15,375,000 / $1,677.41
Common Stock, $0.001 par value per share, issuable upon the exercise of outstanding options granted under the Geron Corporation 2018 Inducement Award Plan	1,021,600	$1.75	$1,787,800 / $195.05
Common Stock, $0.001 par value per share, reserved for future grant under the Geron Corporation 2018 Inducement Award Plan	4,778,400	$1.23	$5,877,432 / $641.23
Proposed Maximum Aggregate Offering Price			$23,040,232
Registration Fee			$2,513.69

2

EXPLANATORY NOTE AND GENERAL INSTRUCTION E INFORMATION

This Registration Statement on Form S-8 is being filed by Geron Corporation (“Geron” or the “Company”) for the purpose of registering an additional 18,300,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), comprising of (i) 12,500,000 shares of Common Stock issuable under the Company’s 2018 Equity Incentive Plan (the “2018 Incentive Plan”) and (ii) 5,800,000 shares of Common Stock issuable under the Company’s 2018 Inducement Award Plan (the “2018 Inducement Plan”). The shares of the Company’s Common Stock previously reserved for issuance under the 2018 Incentive Plan and 2018 Inducement Plan were registered on the Registrant’s Registration Statements on Form S-8 (File Nos. 333-225190, 333-230171 and 333-239324) filed with the Securities and Exchange Commission (the “Commission”) on May 24, 2018, March 8, 2019 and June 19, 2020, respectively (the “Prior Forms S-8”). This Registration Statement relates to securities of the same class as those to which the Prior Forms S-8 relate and is submitted in accordance with General Instruction E of Form S-8. Pursuant to General Instruction E of Form S-8, the contents of Prior Forms S-8 are incorporated by reference herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

●	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 11, 2021;

●	the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021, filed with the Commission on May 10, 2021 and August 16, 2021, respectively;

●	the Registrant’s Current Reports on Form 8-K, filed with the Commission on February 5, 2021, May 13, 2021 and May 14, 2021;

●	the information specifically incorporated by reference into the Registrant’s 2020 Annual Report on Form 10-K referred to above from the Registrant’s definitive proxy statement relating to the Registrant’s 2021 annual meeting of stockholders, filed with the Commission on March 22, 2021; and

●	the description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A, filed with the Commission on June 13, 1996, including any amendments or reports filed for purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits

		Incorporation by Reference
Exhibit		Exhibit
Number	Description	Number	Filing	Filing Date	File No.
4.1	Restated Certificate of Incorporation	3.3	8-K	May 18, 2012	000-20859
4.2	Certificate of Amendment of the Restated Certificate of Incorporation	3.1	8-K	May 18, 2012	000-20859
4.3	Certificate of Amendment of the Restated Certificate of Incorporation	3.1	8-K	June 7, 2019	000-20859
4.4	Certificate of Amendment of the Restated Certificate of Incorporation	3.1	8-K	May 13, 2021	000-20859
4.4	Amended and Restated Bylaws	3.1	8-K	March 19, 2010	000-20859
4.5	Amendment to Amended and Restated Bylaws	3.4	8-K	November 22, 2017	000-20859
4.6	Form of Common Stock Certificate	4.1	10-K	March 15, 2013	000-20859
5.1	Opinion of Cooley LLP	—	—	—	—
23.1	Consent of Independent Registered Public Accounting Firm	—	—	—	—
23.2	Consent of Cooley LLP (included in Exhibit 5.1)	—	—	—	—
24.1	Power of Attorney (included on the signature page to this Registration Statement)	—	—	—	—
99.1	Geron Corporation 2018 Equity Incentive Plan, as amended	10.1	8-K	May 13, 2021	000-20859
99.2	Geron Corporation 2018 Inducement Award Plan, as amended	10.3	10-Q	August 16, 2021	000-20859

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on August 16, 2021.

GERON CORPORATION

By:	/s/Stephen Rosenfield
STEPHEN ROSENFIELD
Executive Vice President, Chief Legal Officer
and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints John A. Scarlett, Olivia K. Bloom and Stephen N. Rosenfield, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ JOHN A. SCARLETT	President, Chief Executive Officer and	August 16, 2021
John A. Scarlett	Chairman of the Board (Principal Executive Officer)

/s/ OLIVIA BLOOM	Executive Vice President, Finance, Chief	August 16, 2021
Olivia K. Bloom	Financial Officer and Treasurer (Principal
Financial and Accounting Officer)

/s/ DAWN BIR	Director	August 16, 2021
Dawn C. Bir

/s/ KARIN EASTHAM	Director	August 16, 2021
Karin Eastham

/s/ V. BRYAN LAWLIS	Director	August 16, 2021
V. Bryan Lawlis

/s/ SUSAN M. MOLINEAUX	Director	August 16, 2021
Susan M. Molineaux

/s/ ELIZABETH G. O’FARRELL	Director	August 16, 2021
Elizabeth G. O’Farrell

/s/ ROBERT J. SPIEGEL	Director	August 16, 2021
Robert J. Spiegel